As filed with the Securities and Exchange Commission on April 25, 2007

Registration No. 333-141997

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACCURIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	61-1109077
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

7140 Office Circle
Evansville, Indiana 47715
(812) 962-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terrence J. Keating
Chairman and Chief Executive Officer
Accuride Corporation
7140 Office Circle
Evansville, Indiana 47715
(812) 962-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Christopher D. Lueking, Esq.
Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
(312) 876-7700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	12,447,194 shares	$14.51	$180,608,785	$5,545

(1)                                  Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act with respect to common stock to be registered hereunder based on the average of the high and low sale prices of our common stock reported on the New York Stock Exchange on April 19, 2007.

(2)                                  This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

(3)                                  $5,273 of the registration fee was paid with the initial filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 25, 2007

PROSPECTUS

12,447,194 Shares

ACCURIDE CORPORATION

Common Stock

This prospectus relates to up to 12,447,194 shares of our common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution” on page 10.  We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders.  We will bear all expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “ACW.” On April 24, 2007, the closing price of our common stock on the New York Stock Exchange was $14.80 per share.

Investing in our securities involves risks.  See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
ABOUT ACCURIDE
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS

This prospectus is part of a resale Registration Statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  The selling stockholders may offer and sell, from time to time, an aggregate of up to 12,447,194 shares of our common stock under the prospectus.  In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock.  We may also add, update or change in a prospectus supplement any information contained in this prospectus.  You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the Registration Statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.

You should rely only on the information contained in this prospectus.  Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus or additional information.  This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.  Our business, financial condition, results of operations and prospects may have subsequently changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

ABOUT ACCURIDE

Corporate History

Accuride Corporation, a Delaware corporation, and Accuride Canada Inc., a corporation formed under the laws of the province of Ontario, Canada, and a wholly owned subsidiary of Accuride, were incorporated in November 1986 for the purpose of acquiring substantially all of the assets and assuming certain of the liabilities of Firestone Steel Products, a division of The Firestone Tire & Rubber Company.  The respective acquisitions by the companies were consummated in December 1986.  In 1988, we were purchased by Phelps Dodge Corporation.

On November 17, 1997, we entered into a stock subscription agreement with Hubcap Acquisition L.L.C. pursuant to which Hubcap Acquisition, an affiliate of Kohlberg Kravis Roberts & Co. L.P., or KKR, acquired a controlling interest in our company.  The acquisition consisted of an equity investment together with approximately $363.7 million of aggregate proceeds from certain financings, which were collectively used to redeem shares of our common stock owned by Phelps Dodge.  The financing transactions included the issuance of public notes, which were registered under the Securities Act pursuant to a registration statement on Form S-4.  Immediately after the closing of such transactions, Hubcap Acquisition owned 90% of our common stock and Phelps Dodge owned 10% of our common stock.  Shortly thereafter, we sold additional shares of common stock and granted options to purchase common stock to certain senior management employees, representing, in the aggregate, approximately 10% of our fully diluted equity.  Phelps Dodge subsequently sold its remaining interest to RSTW Partners III, L.P. in September 1998.

On January 31, 2005, we completed our acquisition of Transportation Technologies Industries, Inc., or TTI.  TTI was founded as Johnstown America Industries, Inc. in 1991 in connection with the purchase of Bethlehem Steel Corporation’s freight car manufacturing operations.  After an initial public offering in July 1993, TTI continued to grow and transform its business through a series of acquisitions in the truck components industry completed between 1995 and 1999, which, together with continuing improvement in market conditions in the truck component industry, represented substantially all of its sales growth during such period.  Following the sale of TTI’s freight car operations in June 1999, it changed its name to Transportation Technologies Industries, Inc.  In March 2000, TTI was acquired in a going-private transaction by an investor group led by its management and Trimaran Capital Partners, or Trimaran.

The TTI Merger and Related Transactions

On January 31, 2005, pursuant to the terms of an agreement and plan of merger, a wholly owned subsidiary of Accuride was merged with and into TTI, resulting in TTI becoming a wholly owned subsidiary of Accuride, which we refer to as the TTI merger.  Upon consummation of the TTI merger, the stockholders of Accuride prior to consummation of the TTI merger owned 66.88% of the common stock of the combined company and the former stockholders of TTI owned 33.12% of the common stock of the combined company.

In connection with the TTI merger:

•                  We sold $275 million in aggregate principal amount of our 8 1/2% senior subordinated notes due 2015, which we refer to as our new senior subordinated notes in a private placement transaction and subsequently exchanged such notes with substantially equivalent notes that were registered pursuant to a registration statement on Form S-4 filed with the SEC on May 2, 2005;

•                  We entered into senior secured credit facilities, consisting of a $550.0 million term loan credit facility and a revolving credit facility in an aggregate principal amount of $125.0 million, which is comprised of a new $95.0 million U.S. revolving credit facility and the continuation of a $30.0 million Canadian revolving credit facility (neither revolver facility was drawn as of March 31, 2007);

•                  We discharged all of Accuride’s outstanding 9 1/4% senior subordinated notes due 2008, including accrued interest and a redemption premium;

•                  We discharged all of TTI’s outstanding 12 1/2% senior subordinated notes due 2010, including accrued interest and a redemption premium;

•                  We repaid substantially all existing senior secured indebtedness of Accuride and TTI, including accrued interest and redemption premiums; and

•                  We paid approximately $39.2 million of transaction fees and expenses.

Accuride has rationalized costs by eliminating redundant corporate overhead expenses, and consolidating purchasing, information technology and sales and distribution functions.

We completed the initial public offering of 11 million shares of our common stock on April 26, 2005, and our common stock has continued to trade on the New York Stock Exchange under the symbol “ACW.”   We used the net proceeds of approximately $89.6 million from the IPO and other available cash of $3.4 million to repay a portion of our credit facility.   We refer to the TTI merger, the sale of our new senior subordinated notes, the borrowings under our new senior credit facilities, and the IPO collectively as the Transactions.

The Company

We are one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Our products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  We market our products under some of the most recognized brand names in the industry, including Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  We believe that we have number one or number two market positions in steel wheels, forged aluminum wheels, brake drums, disc wheel hubs, spoke wheels, metal grills, metal bumpers, crown assemblies, chrome plating and polishing, seating assemblies and fuel tanks in commercial vehicles.  We serve the leading original equipment manufacturers, or OEMs, and their related aftermarket channels in most major segments of the commercial vehicle market, including heavy- and medium-duty trucks, commercial trailers, light trucks, buses, as well as specialty and military vehicles.

Our primary product lines are standard equipment used by virtually all North American heavy- and medium-duty truck OEMs, creating a significant barrier to entry.  We believe that substantially all heavy-duty truck models manufactured in North America contain one or more Accuride components.

Our diversified customer base includes substantially all of the leading commercial vehicle OEMs, such as Freightliner Corporation, with its Freightliner, Sterling and Western Star brand trucks, PACCAR, Inc., with its Peterbilt and Kenworth brand trucks, International Truck and Engine Corporation, with its International brand trucks, and Volvo Truck Corporation, or Volvo/Mack, with its Volvo and Mack brand trucks.  Our primary commercial trailer customers include leading commercial trailer OEMs, such as Great Dane Limited Partnership and Wabash National, Inc.  Our major light truck customer is General Motors Corporation.  Our product portfolio is supported by strong sales, marketing and design engineering capabilities and is manufactured in 22 strategically located, technologically-advanced facilities across the United States, Mexico, and Canada.

Our business consists of seven operating segments that design, manufacture, and distribute components for trucks, trailers, and other vehicles.  These operating segments are aggregated into a single reportable segment as they have similar economic characteristics, products and production processes, class of customer and distribution methods.  We believe this segmentation is appropriate based upon management’s operating decisions and performance assessment.

Our principal executive offices are located at 7140 Office Circle, Evansville, Indiana 47715 and our telephone number at that address is (812) 962-5000.  Our principal website is located at www.accuridecorp.com.  The information contained in, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement.  Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “the company” refer to Accuride Corporation, its predecessors and its wholly owned subsidiaries.

We have numerous trademarks, patents and copyrights in the United States and in certain foreign countries.  All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

Investment in our common stock involves a high degree of risk.  You should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision.  Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment.  For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements.  Such statements are based on management’s beliefs and assumptions and on information currently available to our management.  You can identify most forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including but not limited to, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks described under the heading “Risk Factors” in our most recent annual and quarterly reports filed with the SEC and in other documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements.  Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part.  See “Where You Can Find More Information.”

As of April 24, 2007, our authorized capital stock consisted of 100,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock in one or more series, $0.01 par value per share.

Common Stock

As of April 20, 2007, we had:

•                  34,996,836 shares of common stock outstanding;

•                  an aggregate of 1,586,199 shares of our common stock reserved for issuance upon exercise of outstanding equity awards granted under our 1998 Stock Purchase and Option Plan for Employees of Accuride Corporation and Subsidiaries and our 2005 Incentive Award Plan; and

•                  an aggregate of 92,395 shares of our common stock reserved for issuance pursuant to future grants under our 2005 Incentive Award Plan.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Preferred Stock

As of April 24, 2007, we had no shares of preferred stock outstanding.

Our board of directors is authorized, subject to the limits imposed by the Delaware General Corporation Law, or the DGCL, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Registration Rights Agreement

Under a registration rights agreement, as amended and restated, certain of the holders of our common stock have the right to require us to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in any registration statement we file as follows:

Demand Registration Rights

At any time, shareholders that are either affiliates of Kohlberg, Kravis Roberts & Co. (“KKR”) or KKR Associates, L.P., including without limitation, Hubcap Acquisition L.L.C. (the “KKR Holders”) or affiliates of Trimaran Capital Partners, including without limitation TTI Securities Acquisition, LLC (the “Trimaran Holders”), who hold a specified amount of the common stock covered by the registration rights agreement have the right to demand that we file registration statements.  Prior to January 31, 2010, pursuant to a shareholder rights agreement, the Trimaran Holders may not sell any shares of our common stock without the written consent of Accuride and the KKR Holders owning a majority of the shares of our common stock owned by the KKR Holders unless the Trimaran Holders sell a percentage of their Accuride common stock which is equal to or less than the percentage sold by the KKR Holders of their Accuride common stock.

“Piggyback” Registration Rights

If we register any common stock for public sale, other than pursuant to a demand registration statement, stockholders with registration rights will have the right to include their shares in the registration statement.  The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement.

Expenses of Registration

Other than underwriting fees, discounts and commissions, we will pay all expenses relating to piggyback registrations and demand registrations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.  The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

New York Stock Exchange

Our common stock is listed for trading on the New York Stock Exchange under the symbol “ACW.”

Delaware Takeover Statute

We are subject to Section 203 of the DGCL.  This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•    prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•    the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•    on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•    any merger or consolidation involving the corporation and the interested stockholder;

•    any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•    subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•    the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise.  These provisions may also make the removal of incumbent officers and directors more difficult.  These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us.  These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.  These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Accuride.  The amendment of any of these anti-takeover provisions would require approval by holders of at least 66 2/3% of our outstanding common stock entitled to vote on such amendment.

In particular, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the following:

Removal of Directors, Vacancies

Our stockholders can only remove directors for cause by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors.  Vacancies on our board of directors may be filled only by our board of directors.

No Cumulative Voting

Delaware law provides that stockholders are not entitled to the right to cumulative votes in the election of directors unless our certificate of incorporation provides otherwise.  Our certificate of incorporation does not expressly provide for cumulative voting.

No Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by the chairman of the board of directors or our chief executive officer, or a majority of the members of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting.  Our bylaws will also specify requirements as to the form and content of a stockholder’s notice.  These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Amendment

The approval of not less than 66 2/3% of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our Amended and Restated Bylaws by stockholder action, or to amend the provisions of our Amended and Restated Certificate of Incorporation that are described in this section or that are described below under “Limitation on Liability and Indemnification of Executive Officers and Directors.”  These provisions make it more difficult to circumvent the anti-takeover provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors is authorized to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors.  The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Limitation of Liability and Indemnification of Executive Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties.  Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Subject to certain limitations, our bylaws provides that we must indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law.  We have also entered into indemnification agreements with our directors, executive officers and certain employees and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.  Under these agreements, we are required to indemnify them against expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by us), and in each case, to the extent actually and reasonably incurred in connection with any actual or threatened proceeding, if any of them may be made a party to such proceeding because he or she is or was one of our directors or officers.  We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests.  With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.  We believe that these indemnification agreements and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

SELLING STOCKHOLDERS

The following table provides the name of each selling stockholder and the number of shares of our common stock offered by each selling stockholder under this prospectus.  The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

The selling stockholders do not have any position, office or other material relationship with us or any of our affiliates, nor have they had any position, office or material relationship with us or any of our affiliates within the past three years, except for those listed in the footnotes to the following table or otherwise disclosed in this prospectus.  The number of shares beneficially owned by each stockholder and each stockholder’s percentage ownership prior to the offering is based on their outstanding shares of common stock as of April 24, 2007.  The percentage of ownership indicated in the following table is based on 34,996,836 shares of common stock outstanding on April 20, 2007.

Information with respect to beneficial ownership has been furnished by each selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC.  Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Before the Offering (1A)		Maximum Number of Shares Being	Shares Beneficially Owned After the Offering
Name	Number	Percent	Offered	Number	Percent
KKR 1996 GP L.L.C.(1)	7,850,213	22.43%	7,850,213	—	—
Trimaran Fund II, L.L.C(2)	1,241,021	3.55%	1,241,021	—	—
Trimaran Capital, L.L.C.(2)	80,134	*	80,134	—	—
Trimaran Parallel Fund II, L.P.(2)	522,502	1.49%	522,502	—	—
CIBC Employee Private Equity Fund (Trimaran) Partners(2)	808,090	2.31%	808,090	—	—
CIBC Capital Corporation(2)	881,609	2.52%	881,609	—	—
Caravelle Investment Fund, L.L.C.(2)	363,992	1.04%	363,992	—	—
Albion Mezzanine Fund LP(3)	249,106	*	249,106	—	—
Albion Mezzanine Fund II LP(3)	450,527	1.29%	450,527	—	—

* Represents less than 1.0%.

(1)          Shares of common stock shown as beneficially owned by KKR 1996 GP L.L.C. are held by Hubcap Acquisition LLC.  KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. KKR 1996 Fund L.P. is one of two members of Hubcap Acquisition LLC and owns more than a 95% equity interest in Hubcap Acquisition LLC. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Perry Golkin, Johannes P. Huth, Todd A. Fisher and Alexander Navab, Jr. Mr. Greene is a member of our Board, and may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Mr. Greene disclaims beneficial ownership. Mr. Frederick M. Goltz is a member of our Board and is also a member of KKR. Mr. Goltz disclaims that he is the owner (beneficial or otherwise) of any shares beneficially owned by KKR Associates 1996 L.P.

(2)          Shares beneficially held were acquired in the TTI merger and are held by the following entities:  Trimaran Fund II, L.L.C holds 1,241,021 shares; Trimaran Capital, L.L.C. holds 80,134 shares; Trimaran Parallel Fund II, L.P. holds 522,502 shares, CIBC Employee Private Equity Fund (Trimaran) Partners holds 808,090 shares; CIBC Capital Corporation holds 881,609 shares and Caravelle Investment Fund, L.L.C. holds 363,992 shares.  Mr. Dalton is a member of our Board, and is associated with Trimaran Capital Partners and may be deemed to share beneficial ownership of all shares listed above except those owned by Caravelle Investment Fund, L.L.C., but disclaims beneficial ownership of such common stock.  Jay R. Bloom, Andrew R. Heyer and Dean C. Kehler are managing members of Trimaran Investments II, L.L.C., the managing member of Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation.  As a result, Messrs. Bloom, Heyer and Kehler may be deemed to beneficially own all of the shares of common stock held directly or indirectly by these entities. Messrs. Bloom, Heyer and Kehler have investment and voting power with respect to shares owned by these entities but disclaim beneficial ownership of such shares except with respect to approximately 26,712, 26,711 and 26,711, respectively, of the shares owned by Trimaran Capital, L.L.C.

(3)          Albion Investors LLC has investment control over Albion Mezzanine Fund LP and Albion Mezzanine Fund II LP, which beneficially own 249,106 and 450,527 shares, respectively, of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.  The selling stockholders may sell the securities by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e) privately negotiated transactions;

(f) short sales;

(g) through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h) through the distribution of the securities by any selling stockholder to its partners, members or stockholders; and

(i) any combination of any of these methods of sale.

The selling stockholders may also transfer the securities by gift.  We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities.  These brokers or dealers may act as principals, or as an agent of a selling stockholder.  Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security.  If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price.  Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.  The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement.  Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers.  A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.  A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M.  This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling stockholders and any underwriters of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act.  The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act.  We agreed to register the securities under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time.  We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel to the selling stockholders, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference, (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the adoption of SFAS No. 123(R), Share Based Payment, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement (which term includes all amendments, exhibits and schedules thereto) on Form S-3 that we have filed with the SEC under the Securities Act.  Pursuant to the SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement.  You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•    our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 9, 2007;

•    our Current Reports on Form 8-K filed on January 3, 2007, February 13, 2007, March 14, 2007 and April 23, 2007; and

•    the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 25, 2005, including any amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Accuride Corporation
7140 Office Circle
Evansville, Indiana 47715
Attention:  Corporate Secretary
(812) 962-5000

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.accuridecorp.com.  The reference to our website does not constitute incorporation by reference of the information contained on such website.

12,447,194 Shares

ACCURIDE CORPORATION

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following table sets forth our best estimate as to our anticipated costs and expenses expected to be paid by us in connection with a distribution of securities registered hereby.  All amounts are estimates except for the SEC registration fee:

SEC registration fee	$5,545
Printing and engraving expenses	2,500
Legal fees and expenses	10,000
Accounting fees and expenses	15,000
Transfer Agent fees and expenses	2,500
Miscellaneous	455
Total	$36,000

ITEM 15.  Indemnification of Directors and Officers.

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties.  Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Subject to certain limitations, our bylaws provides that we must indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law.  We have also entered into indemnification agreements with our directors, executive officers and certain employees and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.  Under these agreements, we are required to indemnify them against expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by us), and in each case, to the extent actually and reasonably incurred in connection with any actual or threatened proceeding, if any of them may be made a party to such proceeding because he or she is or was one of our directors or officers.  We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests.  With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.  We believe that these indemnification agreements and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

ITEM 16.  Exhibits.

(a) Exhibits.

3.1

Amended and Restated Certificate of Incorporation of Accuride Corporation. Previously filed as an exhibit to Amendment 4, filed on April 21, 2005, to the Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

3.2	Amended and Restated Bylaws of Accuride Corporation. Previously filed as an exhibit to Form 8-K filed on December 22, 2005 and incorporated herein by reference.

4.1

Specimen common stock certificate of registrant. Previously filed as an exhibit to Amendment 2, filed March 25, 2005, to Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

4.2

Indenture, dated as of January 31, 2005, by and among the Registrant, all of the Registrant’s direct and indirect Domestic Subsidiaries existing on the Issuance Date and The Bank of New York Trust Company, N.A., with respect to $275.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2015. Previously filed as an exhibit to the Form 8-K filed on February 4, 2005 and incorporated herein by reference.

4.3

Amended and Restated Registration Rights Agreement dated January 31, 2005 by and between the Registrant and each of the Stockholders (as defined therein). Previously filed as an exhibit to the Form 8-K filed on February 4, 2005 and incorporated herein by reference.

4.4

Shareholder Rights Agreement dated January 31, 2005 by and between the Registrant and the Stockholders (as defined therein). Previously filed as an exhibit to the Form 8-K filed on February 4, 2005 and incorporated herein by reference.

4.5

Registration Rights Agreement, dated January 31, 2005, by and among Accuride Corporation, as issuer, the Guarantors named in Schedule A thereto and Lehman Brothers Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as initial purchasers. Previously filed as an exhibit to Amendment 2, filed March 25, 2005, to Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

4.6

Stockholders’ Agreement, dated January 21, 1998, as amended and assigned, by and among Accuride Corporation, RSTW Partners III, L.P. (as successor to Phelps Dodge Corporation) and Hubcap Acquisition L.L.C. Previously filed as an exhibit to Amendment 2, filed March 25, 2005, to Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

4.7

Form of Stockholders’ Agreement by and among Accuride Corporation, certain employees and Hubcap Acquisition L.L.C. Previously filed as an exhibit to the Form S-4 effective July 23, 1998 (Reg. No. 333-50239) and incorporated herein by reference.

4.8

Form of Amendment to Stockholders’ Agreement by and among Accuride Corporation, certain employees and the Hubcap Acquisition L.L.C. Previously filed as an exhibit to Amendment No. 1 to the Form S-1, filed September 22, 2005 (Reg. No. 333-128327) and incorporated herein by reference.

4.9

Bond Guaranty Agreement dated as of March 1, 1999 by Bostrom Seating, Inc. in favor of NBD Bank as Trustee. Previously filed as an exhibit to Amendment No. 1 filed on February 23, 2005 to the Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

5.1	Opinion of Latham & Watkins LLP.

12.1	Ratio of Earnings to Fixed Charges Previously filed as an exhibit to the Form S-3 filed on April 10, 2007 (Reg. No. 333-141997) and incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of previously filed Form S-3 filed on April 10, 2007 (Reg. No. 333-141997)).

ITEM 17. Undertakings.

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)  any other communication that is an offer in the offering made by us to the purchaser.

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

If and when applicable, we hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

If and when applicable, we hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, Accuride Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, State of Indiana, on April 25, 2007.

ACCURIDE CORPORATION

By:	/s/ Terrence J. Keating

Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TERRENCE J. KEATING	Chairman, Chief Executive Officer	April 25, 2007
Terrence J. Keating	(Principal Executive Officer)

/s/ JOHN R. MURPHY	President, Chief Operating Officer	April 25, 2007
John R. Murphy

/s/ DAVID K. ARMSTRONG	Senior Vice President, Chief Financial Officer	April 25, 2007
David K. Armstrong	(Principal Financial and Accounting Officer)

*	Director	April 25, 2007
James H. Greene, Jr.

*	Director	April 25, 2007
Frederick M. Goltz

*	Director	April 25, 2007
Mark D. Dalton

*	Director	April 25, 2007
Donald C. Roof

*	Director	April 25, 2007
Charles E. Mitchell Rentschler

*	Director	April 25, 2007
Donald T. Johnson, Jr.

*	Director	April 25, 2007
Craig H. Muhlhauser

*By	/s/ David K. Armstrong
David K. Armstrong
as Attorney-in-Fact

INDEX TO EXHIBITS

3.1

Amended and Restated Certificate of Incorporation of Accuride Corporation. Previously filed as an exhibit to Amendment 4, filed on April 21, 2005, to the Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

3.2	Amended and Restated Bylaws of Accuride Corporation. Previously filed as an exhibit to Form 8-K filed on December 22, 2005 and incorporated herein by reference.

4.1

Specimen common stock certificate of registrant. Previously filed as an exhibit to Amendment 2, filed March 25, 2005, to Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

4.2

Indenture, dated as of January 31, 2005, by and among the Registrant, all of the Registrant’s direct and indirect Domestic Subsidiaries existing on the Issuance Date and The Bank of New York Trust Company, N.A., with respect to $275.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2015. Previously filed as an exhibit to the Form 8-K filed on February 4, 2005 and incorporated herein by reference.

4.3

Amended and Restated Registration Rights Agreement dated January 31, 2005 by and between the Registrant and each of the Stockholders (as defined therein). Previously filed as an exhibit to the Form 8-K filed on February 4, 2005 and incorporated herein by reference.

4.4

Shareholder Rights Agreement dated January 31, 2005 by and between the Registrant and the Stockholders (as defined therein). Previously filed as an exhibit to the Form 8-K filed on February 4, 2005 and incorporated herein by reference.

4.5

Registration Rights Agreement, dated January 31, 2005, by and among Accuride Corporation, as issuer, the Guarantors named in Schedule A thereto and Lehman Brothers Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as initial purchasers. Previously filed as an exhibit to Amendment 2, filed March 25, 2005, to Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

4.6

Stockholders’ Agreement, dated January 21, 1998, as amended and assigned, by and among Accuride Corporation, RSTW Partners III, L.P. (as successor to Phelps Dodge Corporation) and Hubcap Acquisition L.L.C. Previously filed as an exhibit to Amendment 2, filed March 25, 2005, to Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

4.7

Form of Stockholders’ Agreement by and among Accuride Corporation, certain employees and Hubcap Acquisition L.L.C. Previously filed as an exhibit to the Form S-4 effective July 23, 1998 (Reg. No. 333-50239) and incorporated herein by reference.

4.8

Form of Amendment to Stockholders’ Agreement by and among Accuride Corporation, certain employees and the Hubcap Acquisition L.L.C. Previously filed as an exhibit to Amendment No. 1 to the Form S-1, filed September 22, 2005 (Reg. No. 333-128327) and incorporated herein by reference.

4.9

Bond Guaranty Agreement dated as of March 1, 1999 by Bostrom Seating, Inc. in favor of NBD Bank as Trustee. Previously filed as an exhibit to Amendment No. 1 filed on February 23, 2005 to the Form S-1 effective April 25, 2005 (Reg. No. 333-121944) and incorporated herein by reference.

5.1	Opinion of Latham & Watkins LLP.

12.1	Ratio of Earnings to Fixed Charges Previously filed as an exhibit to the Form S-3 filed on April 10, 2007 (Reg. No. 333-141997) and incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of previously filed Form S-3 filed on April 10, 2007 (Reg. No. 333-141997)).